Exhibit 23.8

CONSENT OF DEGOLYER AND MACNAUGHTON

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

March 22, 2013

Linn Energy, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion or incorporation by reference of information taken from our reports “Appraisal Report as of December 31, 2012 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2010 on Certain Properties owned by Linn Energy, LLC,” in this Registration Statement on Form S-4 of Linn Energy, LLC and LinnCo, LLC.

We further consent to the inclusion of our Letter Report dated February 14, 2013, incorporated by reference from the Linn Energy, LLC Annual Report on Form 10-K for the year ending December 31, 2012.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716